Exhibit 99.1

Financial Contact:     James S. Gulmi (615) 367-8325

Media Contact:         Claire S. McCall (615) 367-8283

GENESCO REPORTS SAME STORE SALES,

RAISES FOURTH QUARTER EARNINGS OUTLOOK

—Announces Participation in 14th Annual ICR XChange Conference—

NASHVILLE, Tenn., Jan. 9, 2012 –Genesco Inc. (NYSE: GCO) announced today that same store sales for the quarter-to-date period ended January 7, 2012, increased 13% from the equivalent period last year, when same store sales increased 9%. Sales for the Company’s e-commerce and catalog direct sales businesses increased 7% in the quarter-to-date period ended January 7, 2012, on a comparable basis. Same store sales changes for each retail segment for the period were as follows:

QTD (Jan. 7, 2012)
Journeys Group	15%
Underground Station Group	-2%
Lids Sports Group	14%
Johnston & Murphy Group	8%
Total Genesco	13%

The Company also said that the performance of its U.K.-based retail business, Schuh, which it acquired in June 2011, has continued to exceed internal expectations.

Based on the stronger than expected sales for the quarter to date, the Company has increased its adjusted earnings per diluted share expectations to a range of $1.63 to $1.68 for the fourth quarter and $3.74 to $3.79 for the fiscal year ending January 28, 2012. The Company’s most recent previously announced earnings expectations were in the range of $1.53 to $1.58 per diluted share for the fourth quarter and $3.64 to $3.69 for the fiscal year.

The adjusted earnings per share expectations do not reflect expected non-cash asset impairments and other charges, which are expected to be approximately $0.01 per diluted share for the fourth quarter and $0.06 per diluted share for the fiscal year. They also do not reflect expenses incurred in connection with the Schuh acquisition in June 2011 or compensation expense associated with deferred purchase price payments for the acquisition, which are required to be expensed because they are contingent on continued employment of the payees, expected to be approximately $0.12 per diluted share in the fourth quarter and $0.54 per diluted share for the fiscal year. The Company believes that providing an adjusted earnings per share estimate not reflecting these items will benefit investors by facilitating comparison with the Company’s previously announced expectations, which also excluded these items. Additionally, the Company believes that the presentation of earnings from continuing operations before the compensation expense associated with the Schuh deferred purchase price will enable investors to understand the effect attributable to incorporating continuing employment conditions into the obligation to pay deferred purchase price. Since the compensation expense is a non cash charge until the deferred purchase price is actually paid, earnings including such expense may not be fully reflective of the Company’s ongoing results or indicative of its prospects. A reconciliation of the adjusted earnings per share estimates with the diluted earnings per share estimates calculated in accordance with U.S. Generally Accepted Accounting Principles is included as Schedule A to this press release.

Genesco plans to announce its fourth quarter and fiscal year 2012 results on March 2, 2012.

Genesco also announced that management will present at the 14th Annual ICR XChange Conference on Wednesday, January 11, 2012, at 10:15 a.m. (Eastern Standard Time). The audio portion of the presentation will be webcast live and may be accessed through the Company’s internet website, http://www.genesco.com. To listen, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the earnings outlook for the Company for the fourth quarter and fiscal year ending January 28, 2012. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include developments that have a negative effect on sales or earnings for the balance of the fiscal year, year-end adjustments to estimates reflected in the expectations, or developments that increase the costs or liabilities expected to be incurred or recognized in the fourth quarter. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,380 retail stores throughout the U.S., Canada and the United Kingdom, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Lids, Lids Locker Room, Johnston & Murphy, and Underground Station, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.schuh.co.uk, www.johnstonmurphy.com, www.dockersshoes.com, www.lids.com, www.lids.ca, www.lidslockerroom.com,

www.keukafootwear.com and www.lidsteamsports.com. The Company’s Lids Sports division operates the Lids headwear stores and the lids.com website, the Lids Locker Room and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the licensed Dockers brand, Keuka, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Schedule A

Genesco Inc.

Adjustments to Forecasted Earnings from Continuing Operations

Fourth Quarter Ending January 28, 2012

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2012		Fiscal 2012
Forecasted earnings from continuing operations	$37,086	$1.55	$35,885	$1.50

Adjustments: (1)
Impairment, intrusion expenses and other legal matters	248	0.01	248	0.01
Deferred payment - Schuh acquisition	2,923	0.12	2,923	0.12

Adjusted forecasted earnings from continuing operations (2)	$40,257	$1.68	$39,056	$1.63

(1)	All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2012 is 40% excluding a FIN 48 discrete item of $0.2 million.
(2)	Reflects 24.0 million share count for Fiscal 2012 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.

Schedule A

Genesco Inc.

Adjustments to Forecasted Earnings from Continuing Operations

Fiscal Year Ending January 28, 2012

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2012		Fiscal 2012
Forecasted earnings from continuing operations	$75,957	$3.19	$74,766	$3.14

Adjustments: (1)
Impairment, intrusion expenses and other legal matters	1,421	0.06	1,421	0.06
Deferred payment - Schuh acquisition	7,224	0.30	7,224	0.30
Acquisition expenses	5,624	0.24	5,624	0.24

Adjusted forecasted earnings from continuing operations (2)	$90,226	$3.79	$89,035	$3.74

(1)	All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2012 is 39.5% excluding a FIN 48 discrete item of $0.5 million.
(2)	Reflects 23.8 million share count for Fiscal 2012 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.